 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2010

PRINCIPLE SECURITY INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-145730	98-0538119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 S. Main Street, Ste A300, Pennington New Jersey		08543
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(609) 216-7938

Unit B – 2015 Burrard Street, Vancouver, BC, Canada V6J 3H4
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “company”, and “Principle” mean Principle Security International Ltd. and our subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2010, we entered into and closed a share exchange agreement with Leeward Group, Inc. a Delaware corporation, and the shareholders of Leeward.  Pursuant to the terms of the share exchange agreement, we have acquired all of the issued and outstanding shares of Leeward’s common stock in exchange for the issuance by our company of 65,000,000 shares of our common stock to the shareholders of Leeward.

Business of  Leeward Group, Inc.

Leeward is a diversified retail insurance agency and risk consulting group.  It sells property, casualty, life and health insurance products to customers and creates and administers insurance programs and risk management services including reinsurance brokerage.  It acts as a broker or agent.                    .

The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Leeward occurred on May 28, 2010. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement and our business as a result of the acquisition.

Concurrently with the closing of the share exchange agreement, we entered into a stock purchase agreement for the disposition of our wholly owned subsidiary, Principle Security International Incorporated, to our former director and officer, Charles Payne, for the purchase price of $1.00.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 2010, we entered into a share exchange agreement with Leeward Group Inc. and the shareholders of Leeward. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Leeward also occurred on May 28, 2010.  In accordance with the closing of the share exchange agreement, we issued 65,000,000 shares of our common stock to the former shareholders of Leeward in exchange for the acquisition, by our company, of all of the 12,105,802 issued and outstanding shares of Leeward.

As set out in the share exchange agreement, the closing of the share exchange agreement was subject to the satisfaction of certain conditions precedent, including, among others, the following:

1.
The representations and warranties of Leeward Group, Inc., it’s shareholders and our company set forth in the share exchange agreement remain true, correct and complete in all respects as of the closing;

2.
All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	Leeward Group, Inc. and our company having received duly executed copies of all third party consents and approvals contemplated by the share exchange agreement, if any;
4.	Leeward Group, Inc. and our company having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in a similar transaction; and
5.
Leeward Group, Inc. will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

Our company had 23,010,225 common shares issued and outstanding as of May 28, 2010 immediately prior to the closing of the share exchange agreement, and 100,000,000 shares issued and outstanding upon closing of the share exchange agreement, as a result of the issuance of 65,000,000 common shares in connection with the closing of the share exchange agreement and the concurrent issuance of 11,989,775 to HE Capital.  As of the closing date, the former shareholders of Leeward Group, Inc. held 65% of the issued and outstanding common shares of our company.  The issuance of the 65,000,000 common shares to the former shareholders of Leeward Group, Inc. was deemed to be a reverse acquisition for accounting purposes.  Leeward Group, Inc., the acquired entity, is regarded as the predecessor entity as of May 28, 2010.  Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31st fiscal year end of Leeward Group, Inc. Such financial statements will depict the operating results of Leeward Group, Inc., including the acquisition of our company, from May 28, 2010.

Concurrently with the closing of the share exchange agreement, we entered into a stock purchase agreement for the disposition of our wholly owned subsidiary, Principle Security International Incorporated, to our former director and officer, Charles Payne, for the purchase price of $1.00.

Because we were a shell company before our acquisition of all of the common stock of Leeward Group, Inc., we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are a development stage company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 3.

BUSINESS

General Overview and Business Development over the Last Three Years

We were incorporated in the State of Nevada on November 27, 2006.  We have been a development stage company. Through our wholly-owned Canadian subsidiary, Principle Security International Incorporated, we were working towards the establishment of a customer service oriented security firm specializing in uniformed guard services, private investigations and a training facility for security personnel. We have not yet generated or realized any revenues from our business operations.

Since inception, we had been implementing the early phases of our business plans, including the establishment of our office, making application for our security business license, making application and scouting locations for our accredited security training facility, making application for our surety bond, registering the URL address necessary to create our website, building a database of potential clients, commencing interviews to hire a salesperson, designing our corporate logos/badges and ordering uniforms.  On December 15, 2006, we obtained our surety bond in the amount of as required by the Private Investigators and Security Agencies Act. This bond enabled us to make application for a security business license. On January 3, 2007, we were granted our security business license.  On September 8, 2008, we received a two-year approval to operate a security training school under the name “Principle Security Training Academy”.

However, we have not been able to achieve commercially viable operations for our proposed security company business and as a result had been investigating further opportunities to maintain and enhance shareholder value.

On May 28, 2010, we entered into a share exchange agreement with Leeward Group, Inc., a Delaware corporation, and the shareholders of Leeward Group, Inc. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Leeward Group, Inc. also occurred on May 28, 2010.  In accordance with the closing of the share exchange agreement, we issued 65,000,000 shares of our common stock to the former shareholders of Leeward Group, Inc. in exchange for the acquisition, by our company, of all of the 12,105,802 issued and outstanding shares of Leeward Group, Inc.

Corporate History of Leeward Group, Inc. and Corporate Structure

Leeward Group, Inc., a Delaware company, was incorporated on June 24, 2008.

Business Subsequent to the Closing of the Share Exchange Agreement

As of the closing date of the share exchange agreement on May 28, 2010 we commenced the business of a diversified retail insurance agency and risk consulting group.  We sell property, casualty, life and health insurance products to customers; we create and administer insurance programs and risk management services including reinsurance brokerage.  We act as a broker or agent.  We do not assume any underwriting risks.  We provide our customers with insurance contracts underwritten by insurance companies that assume the underwriting risks.  We are headquartered in Pennington, New Jersey.

As of December 31, 2009, our group employed 16 full time equivalent persons. Our insurance agency and program business provides a broad range of insurance products and services to commercial, professional and individual customers. We have multiple locations in the northeast to provide sales and servicing for our customers. The categories of insurance we principally sell include: property insurance relating to physical damage to property; casualty insurance relating to legal liabilities, workers’ compensation, commercial and private passenger automobile coverages; and fidelity and surety bonds. In addition, we sell and service group and individual life, accident, disability, health, hospitalization, medical and dental insurance.

Our program business markets specialty products and services to associations, industries and businesses.  We have three insurance programs: 1) hotel umbrella insurance for franchise hotels; 2) personal umbrella for lawyers; and 3) mobile phone insurance program for telecommunications companies.

Our Franchise Hotel Umbrella program provides umbrella insurance policies for limited service franchise hotels and motels and offers limits of $5 Million, $10 Million and $15 Million.

Our Personal Umbrella Product for Lawyers provides  personal umbrella insurance for lawyers with limits to $10 Million.

Our Cellphone Program provides coverage for loss, theft or accidental damage to a cellphone. It is distributed to consumers through rural telecommunications companies nationwide.

We are compensated for our services primarily by the commissions received from the sale of insurance contracts to our clients.  The commissions are usually a percentage of the insurance premiums paid by the insured.  Commission rates generally vary with the type of insurance sold and the insurance company that underwrites the insurance policy.  We may also receive a “profit sharing contingent commission” from an insurance company which is primarily based on the underwriting results, growth, overall volume and/or retention.  The amount of revenue from commissions and fees fluctuates based on factors such as insurance premiums, retention rates of existing customers, growth rates of new customers, and the type of insurance.

Employees

As of December 31, 2009 we had 16 full time equivalent employees.  None of our employees are represented by a labor union, and we consider our relations with our employees to be satisfactory.

Customers

For the year ended December 31, 2009, approximately 9.6%, 6.8%, 6.0%, 5.8%, 5.5% and 5.2%, respectively, of our total revenues were derived from insurance policies underwritten by six separate insurance companies. If one or more of these insurance companies were to seek to terminate their contract with us, we believe that other insurance companies are available to underwrite the business, although some additional expense and loss of market share could possibly result. No other insurance company accounts for 5% or more of our total revenues.   No material part of our insurance agency and program business is attributable to a single customer.  During 2009, commissions and fees from our largest single customer represented less than one percent of the total commissions and fees revenue.

Competition

Competition in the insurance intermediary sector is based on quality of service, price of insurance premiums, policy coverage and innovation.   Overall the insurance intermediary industry is a highly competitive industry with multiple distribution channels.  There are numerous firms providing insurance intermediary services: brokers, financial institutions, independent insurance agents, and insurance companies through direct sales, internet sales and captive insurance agents.  A number of large regionally based insurance intermediaries with substantially greater resources and market presence compete with us in the northeast United States and elsewhere.

In 2008, the US Insurance Industry had net premiums written of $1.1 Trillion with approximately, $441 Billion in Property and Casualty insurance premiums written and $628 Billion in Life and Health insurance premiums.  There are 2,741 Property and Casualty insurance companies and 1,128 Life and Health insurance companies in the United States.  There are 2.3 million people employed in the insurance industry with 907,000 employed in the insurance intermediary sector. It is estimated, Independent Insurance Agents and Brokers of America in their 2008 Agency University Study released in 2009 that there are approximately 37,500 independent insurance agencies in the United States.  Of that it is estimated that 17% of the independent insurance agencies (6,375) had commission revenue less than $150,000; 54% of the agencies (20,250) had commission revenues between $150,000 and $1.25 million.   It is further estimated that 13% of the agencies (4,875) had revenues between $1.25 million and $2.5 million; and 14% of the agencies (5,250) had revenues between $2.5 million and $10 million.

The distribution of insurance distribution channels are segmented as follows: direct sales- insurance company sales to customers; captive insurance agency- agencies owned by or franchised by insurance companies that market the insurance company’s products and services; and the independent insurance agency- agencies that are independently owned that market multiple products for multiple insurance companies, and Internet.

Distribution

Our products are distributed through our retail agencies and insurance producers; and our insurance programs are distributed on a wholesale basis through non-affiliated insurance agencies and associations.

We market our products through referrals, signage, electronic marketing through the internet, lead and appointment setting services.  Our internet capabilities allow us to provide an insurance indication for a potential customer in minutes.

We are licensed individually or corporately in 50 states with offices in New Jersey, New York, Rhode Island and Massachusetts.

Compliance with Government Regulation

The insurance industry is a state-regulated industry.  Insurance laws are enacted, amended and adjudicated on a state level.  Given our business is concentrated in a few states, we have a greater risk exposure to unfavorable changes in the regulatory environment, laws, judicial decisions, adverse economic conditions, natural or other disasters in those states than more geographically diversified insurance intermediaries.

We are licensed individually or corporately in 50 states with offices in New Jersey, New York, Rhode Island and Massachusetts.  We and/or designated employees must be licensed to act as agents or brokers by state regulatory authorities in states in which we conduct business.  Regulations and are often complex and vary by state.  All applicable laws and regulations are subject to interpretation, change and/or amendment by the individual state regulatory and/or legislative governing bodies.  Such regulatory authorities have broad discretion as to granting, renewing and revoking licenses; issuing fines and/or penalties.  The possibility exists that we and/or our employees could be excluded or temporarily suspended from conducting insurance intermediary services and/or all of our activities by a particular state.

Subsidiaries

As of this date, Leeward has two operating subsidiaries, Sangamon Associates, Inc. and Flagship Insurance Agency, Inc.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Related to our Business

Volatility or declines in premiums or other adverse trends in the insurance industry may seriously undermine Leeward’s profitability.

Leeward derives much of its revenue from commissions and fees for its brokerage services. Leeward does not determine the insurance premiums on which its commissions are generally based. Moreover, insurance premiums are cyclical in nature and may vary widely based on market conditions. Because of these market cycles for insurance product pricing, which Leeward cannot predict or control, its brokerage revenues and profitability can be volatile or remain depressed for significant periods of time.

As traditional risk-bearing insurance companies continue to outsource the production of premium revenue to non-affiliated brokers or agents such as Leeward, those insurance companies may seek to reduce further their expenses by reducing the commission rates payable to insurance agents or brokers. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly affect Leeward’s profitability. Because Leeward does not determine the timing or extent of premium pricing changes, Leeward cannot accurately forecast its commission revenues, including whether they will significantly decline. As a result, Leeward’s budgets for future acquisitions, capital expenditures, dividend payments, loan repayments and other expenditures may have to be adjusted to account for unexpected changes in revenues, and any decreases in premium rates may adversely affect the results of its operations.

In addition, there have been and may continue to be various trends in the insurance industry toward alternative insurance markets including, among other things, greater levels of self-insurance, captives, rent-a-captives, risk retention groups and non-insurance capital markets-based solutions to traditional insurance. While Leeward historically has been able to participate in certain of these activities on behalf of its customers and obtain fee revenue for such services, there can be no assurance that Leeward will realize revenues and profitability as favorable as those realized from its traditional brokerage activities.

Leeward faces significant competitive pressures in each of its businesses.

The insurance brokerage and service business is highly competitive and there are many insurance brokerage and service organizations as well as individuals on a global basis who actively compete with Leeward in one or more areas of its business. Leeward competes with many firms that are significantly larger than Leeward, in terms of revenues, in the brokerage markets. In addition, there are various other competing firms that operate nationally or that are strong in a particular region or locality and may have, in that region or locality, an office that is as large as or larger than, in terms of revenues, the particular local office of Leeward. Leeward believes that the primary factors determining its competitive position with other organizations in its industry are the quality of the services rendered and the overall costs to its clients. Losing business to competitors offering similar products at lower prices or having other competitive advantages would adversely affect Leeward’s business.

In addition, the increase in competition due to new legislative or industry developments could adversely affect Leeward. These developments include:

•	An increase in capital-raising by insurance underwriting companies, which could result in new capital in the industry, which in turn may lead to lower insurance premiums and commissions;

•	The selling of insurance by insurance companies directly to insureds without the involvement of a broker or other intermediary;

•	Changes in Leeward’s business compensation model as a result of regulatory developments;

•
The establishment of programs by Federal and state governments to provide health insurance or, in certain cases, property insurance in catastrophe-prone areas or other alternative market types of coverage, which compete with, or completely replace, insurance products offered by insurance carriers; and

•	An increase in competition from new market participants such as banks, accounting firms and consulting firms offering risk management or insurance brokerage services.

New competition as a result of these or other competitive or industry developments could cause the demand for Leeward’s products and services to change, which could in turn adversely affect Leeward’s results of operations and financial condition.

The current disruption in the global credit markets and instability of financial systems, and a continuation or worsening of the current economic recession, may adversely affect Leeward’s results of operations and financial condition.

The current disruption in the global credit markets, the repricing of credit risk and the deterioration of the financial and real estate markets have created increasingly difficult conditions for financial institutions and certain insurance companies. These conditions include significant losses, greater volatility, significantly less liquidity, widening of credit spreads and a lack of price transparency in certain markets. These conditions have resulted in the failure of a number of financial institutions and unprecedented action by governmental authorities and central banks around the world, including investing in or lending money to financial institutions and insurance companies that are perceived to need additional capital. It is difficult to predict how long these conditions will persist and the extent to which Leeward’s markets, products and business will be adversely affected.

These unprecedented disruptions in the credit and financial markets and the resulting impact on a number of financial institutions have limited access to capital and credit for many companies. The failure of a lender could adversely affect its ability to borrow on that facility, which over time could negatively impact Leeward’s ability to consummate significant acquisitions or make other significant capital expenditures. Continued adverse conditions in the credit markets in future years could adversely affect the availability and terms of future borrowings, renewals or refinancings.

The disruptions in the credit and financial markets also led to a general deterioration in the economy, which could adversely impact Leeward in future years as a result of reductions in the overall amount of insurance coverage that its clients purchase due to reductions in their headcount, payroll, properties, and the market values of assets, among other factors. Such reductions could also adversely impact Leeward’s commission revenues when exposure audits by the carriers are performed and if subsequent downward premium adjustments are determined. The income effects of subsequent premium adjustments are recorded when the adjustments become known, and, as a result, any improvement in Leeward’s results of operations and financial condition may lag an improvement in the economy. In addition, some of Leeward’s clients may cease operations completely in the event of a prolonged deterioration in the economy, which would have an adverse effect on Leeward’s results of operations and financial condition. Leeward also has a significant amount of trade accounts receivable from some of the insurance companies with which it places insurance. If those insurance companies experience liquidity problems or other financial difficulties, Leeward could encounter delays or defaults in payments owed to Leeward, which could have a significant adverse impact on Leeward’s consolidated financial condition and results of operations. In addition, if a significant insurer fails or withdraws from writing certain insurance coverages that Leeward offers its clients, overall capacity in the industry could be negatively affected, which could reduce Leeward’s placement of certain lines and types of insurance and, as a result, reduce its revenues and profitability. The failure of an insurer with whom Leeward places business could also result in errors and omissions claims by Leeward’s clients, which could adversely affect Leeward’s results of operations and financial condition.

Leeward has historically engaged in a number of acquisitions of insurance brokers and agencies. Leeward may not be able to continue to implement such an acquisition strategy in the future and there are risks associated with such acquisitions.

In the past several years, Leeward has completed numerous acquisitions of insurance brokers and agencies and may continue to make such acquisitions in the future. Leeward’s acquisition program has been an important part of its historical growth and Leeward believes that similar acquisition activity will be critical to maintaining comparable growth in the future. Failure to successfully identify and complete acquisitions likely will result in Leeward achieving slower growth. Moreover, even if Leeward is able to identify appropriate acquisition targets, it may not be able to execute acquisition transactions on favorable terms or integrate such targets following acquisition in a manner that allows Leeward to realize the anticipated benefits of such acquisitions. Additionally, Leeward may incur or assume unanticipated liabilities or contingencies in connection with its acquisitions. If any of these developments occur, Leeward’s results of operations could be adversely affected.

We have incurred net losses since commencing business and expect losses to continue for the foreseeable future.

We have had modest revenues to date. We had a net loss of $242,957 for the year ended December 31, 2009 and a net loss of $90,956 for the three months ended March 31, 2010. As at March 31, 2010, we had cash of $93,670 and a working capital deficit of $140,029.

Our ability to continue as a going concern is in substantial doubt.

The ability of our company to continue as a going concern is in substantial doubt and is dependent on achieving profitable operations and obtaining the necessary financing in order to develop our business. The outcome of these matters cannot be predicted at this time. Our future operations are dependent on the market’s acceptance of our services in order to ultimately generate future profitable operations, and our ability to secure sufficient financing to fund future expansion or operations. There can be no assurance that our services will be able to secure market acceptance. Management plans to raise additional equity financing to enable our company to complete our development plans. However, there can be no assurance that we will be successful in raising additional financing. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We are subject to specific risks of litigation that are unique to the insurance industry.

We are subject to various potential claims relating principally to alleged errors and omissions in connection with the placement or servicing of insurance in the ordinary course of business. Because we often assist clients with matters involving substantial amounts of money, including the placement of insurance, clients may assert errors and omissions claims against us alleging potential liability for all or part of the amounts in question. Claimants may seek large damage awards, and these claims may involve potentially significant legal costs. While most of the errors and omissions claims made against us would be covered by our professional indemnity insurance, our business results of operations, financial condition and liquidity may be adversely affected if, in the future, our insurance coverage proves to be inadequate or unavailable. Our ability to obtain professional indemnity insurance in the amounts and with the deductibles we desire in the future may be adversely impacted by general developments in the market for such insurance or our own claims experience. In addition, claims, lawsuits and other proceedings may harm our reputation or divert management resources away from operating our business.

We have limited financial and management resources to pursue our growth strategy.

Our growth strategy may place a significant strain on our management, operational and financial resources. We have negative cash flow from operations and continue to seek additional capital. We will have to obtain additional capital either through debt or equity financing. There can be no assurance, however, that we will be able to obtain such financing on terms acceptable to our company.

If we raise additional funds through the issuance of equity or convertible securities, these new securities may contain certain rights, preferences or privileges that are senior to those of our common shares. Additionally, the percentage of ownership of our company held by existing shareholders will be reduced.

We are dependent upon our officers for management and direction, and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our officers for execution of our business plan. The loss of any of our officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our officers. The loss of any of our officers could delay or prevent the achievement of our business objectives

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Oher Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

We have made insurance agency asset acquisitions each year, since beginning operations in 2007.  We intend to continue to acquire insurance agency assets.  We had an independent, certified appraisal performed on company assets acquired as of March 31, 2009.  This appraisal valued our acquired insurance agency assets based on customer base and cash flow.  As of March 31, 2009 our assets acquired to date were valued at over $1,800,000.  We estimate that 26,000 independent insurance agencies can be categorized as having less than 1.25 million in annual commission revenue.  Our target acquisition has less than $1.25 million in commission revenue.  The company’s plan of action over the next twelve months is to continue its operations to market and sell insurance products and raise additional capital financing, if necessary, to acquire agency assets and grow operations.

Acquisitions will be based on our ability to internally finance from cash flow, raise equity and/or debt to acquire the assets.  The disruption in the credit and financial markets had made the availability of equity and/or debt uncertain.

Over the next 12 months we anticipate that we will incur the following operating expenses:
General, Administrative and Corporate Expenses	$525,000
Depreciation and amortization	$139,545
Salaries, and wages	$650,000
Professional fees	$60,000
Total	$1,374,545

Our estimated negative cash flow from operations is estimated to be approximately $90,000 and our cash position as at March 31, 2010 is $93,670.   We will need additional funds to meet our working capital requirements over the twelve month period.  We anticipate that we will have to raise additional funds through private placements of our equity securities and/or debt financing to complete our business plan. There is no assurance that the financing will be completed as planned or at all.  We have not yet been successful raising the funding necessary to proceed with our business plan.  If we are unable to secure adequate capital to continue our planned operations, our shareholders may lose some or all of their investment and our business may fail.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties and co-founders of the company.

Results of Operations of Leeward Group, Inc. for the years ended December 31, 2009 and 2008

The following summary of the results of operations of Leeward Group, Inc. should be read in conjunction with its audited financial statements for the years ended December 31, 2009 and 2008.

		Year Ended December 31
		2009		2008
Revenue		$1,226,304		$839,140
Operating Expenses		$1,356,186		$904,574
Net Loss from Operations Loss per share	$ $	242,957 (0.02)	$ $	150,229 (0.08)

Revenues

We earned revenues of $1,226,304 for the year ended December 31, 2009 as compared to revenues of $839,140 for the year ended December 31, 2008.  The increase in revenues was as a result of expanded operations from the previous year.

Operating Expenses

Leeward’s operating expenses for the years ended December 31, 2009 and 2008 are outlined in the table below:

		Year Ended December 31
		2009	2008
Salaries and wages Depreciation and Amortization	$ $	664,598 139,545	$503,401 118,074
General and Administrative		$552,042	$283,099

Increases in salaries and wages are due primarily to the insurance agency asset acquisitions made throughout the year.  The acquisitions also led to higher depreciation and amortization expenses as the acquired assets placed in service during the year are now being amortized.  General and administrative expenses increased as a result of several factors.  Commissions paid as part of the agency acquisitions, related acquisition expense and  commissions paid to affiliated insurance agency totaled approximately  $200,000 during 2009 as compared to approximately $21,000 in 2008.  Rent expense increased from $38,000 to $63,000 as a result of adding additional office space.

If net income is recast to exclude the additional non-cash expenses incurred during 2009 and 2008, our operating net loss would have been approximately $9,600 and $52,600, respectively.

Liquidity and Financial Condition of Leeward  for the Years Ended December 31, 2009 and 2008

Cash Flows

	Year Ended December 31, 2009	Year Ended December 31, 2008	Increase / (Decrease)
Net Cash Provided by (Used in) Operating Activities	$(89,272)	$9,391	$98,663
Net Cash Used in Investing Activities	$20,000	$2,100	$17,900
Net Cash Provided by Financing Activities	$64,995	$284,876	$(219,881)
Net Increase (Decrease) in Cash	$(44,277)	$292,167	$(336,444)

As of December 31, 2009, our total current assets were $405,954 and our total current liabilities were $471,064 and we had a working capital deficit of $65,110. Our financial statements report a net loss of $242,957 for the year ended December 31, 2009.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Results of Operations of Leeward Group, Inc. for the three months ended March 31, 2010

The following summary of the results of operations of Leeward Group, Inc. should be read in conjunction with its unaudited financial statements for the three months ended March 31, 2010.

	Three Months Ended March 31
	2010	2009
Revenue	$322,909	$296,415
Operating Expenses	$381,142	$285,089
Net Loss from Operations	$90,956	$9,828

Revenues

We earned revenues of $322,909 for the three month period ended March 31, 2010 as compared to $296,415 for the prior period.  The increase was as a result of the acquisition of additional agencies in 2009.

Operating Expenses

Leeward’s operating expenses for the three months ended March 31, 2010 are outlined in the table below:

	Three Months Ended March 31,
	2010	2009
Depreciation and amortization	$32,194	$36,713
Salaries and Wages	$209,575	$157,108
General and Administrative	$139,373	$91,268

Increases in salaries and wages are due primarily to the insurance agency asset acquisitions made throughout the year.  General and administrative expenses increased as a result of several factors.  Commissions paid as part of the agency acquisitions totaled approximately $36,675 during 2010 as compared to approximately $30,947 in 2009.  Rent expense increased from $17,700 to $24,000 as a result of adding additional office space.  We also experienced increased legal and accounting fees associated with the annual audits for the years ended December 31, 2009 and 2008 of approximately $10,000.

If net income is recast to exclude the additional non-cash expenses incurred during 2009 and 2008, our operating net loss would have been approximately $26,039 in 2010 and we would have had operating income of $48,000 in 2009.

Liquidity and Financial Condition of Leeward for the Three Months Ended March 31, 2010 and 2009

Cash Flows

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Increase / (Decrease)
Net Cash Used in Operating Activities	$65,530	$39,038	$26,492
Net Cash Used in Investing Activities	$-	$-	$-
Net Cash Used in Financing Activities	$49,477	$166,086	$-116,609
Effect of Exchange Rate on Cash	$-	$-	$-
Net Decrease in Cash	$115,007	$205,124	$-90,117

As of March 31, 2010, our total current assets were $289,983 and our total current liabilities were $430,012 and we had a working capital deficit of $140,029. Our financial statements report a net loss of $90,956 for the three month period ended March 31, 2010.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Critical Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries, Sangamon Associates, Inc along with its wholly-owned subsidiary Flagship Insurance Agency, Inc. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained with major financial institutions in the US. Deposits held with these banks at times exceed $250,000 of insurance provided on such deposits. The company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. At December 31, 2009 and 2008, no excess existed.

As of December 31, 2009 and 2008 the company had $183,361 and $237,313 of cash and cash equivalents, respectively.

Fixed Assets
Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 7 years for furniture, fixtures, machinery and equipment.  Leasehold improvements are amortized over the lesser of the term of the lease or the economic life of the asset.

Long-lived Assets

The company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

On January 1, 2008, the company adopted ASC 820, “Fair Value Measurements. ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

▪	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
▪
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

▪	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2009 and 2008.

Revenue Recognition

The company recognizes revenue according to ASC 740, when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collectability is reasonably assured.  These criteria are typically met when a policy is signed.  When policies are signed, the company enters the sales into its policy management and tracking system which is when revenue is recognized.  Returns are booked as contra-revenue and are generally less than 1% of all sales and thus no reserve or estimate of returns is recorded.  Cash for sales is either collected up-front in the form of a non-refundable deposit which is greater than the commission portion due to the company.  The remaining sales are remitted on a monthly basis from the insurance providers.  No allowance for doubtful accounts is recorded as all remittances are made from the insurance providers directly; revenue is not recognized on cancelled policies.

Income Taxes

The company applies ASC 740, which requires the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

The company adopted ASC 740, at the beginning of fiscal year 2008. This interpretation requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the company’s financial statements.

Stock-Based Compensation

The company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

PROPERTIES

 Offices

As of the date of this current report, our executive office is located at 65 S. Main Street Suite A-300 Pennington NJ 08534 and our administrative, and operating offices are located at 651 Orchard Street Suite 301, New Bedford MA 02744. We lease approximately 2,125 square feet at a cost of $1,342 per month. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

We have five locations in the northeastern United States.  We have one location in New Jersey approximately 800 square feet; one location New York approximately 600 square feet; one location Rhode Island approximately 1,400 square feet; and two locations in Massachusetts 600 square feet and 2,125 square feet respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 28, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers, following completion of all share issuances described herein.  Each person has sole voting and investment power with respect to the shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Kevin M. Coughlin 111 N. Central Ave. Hartsdale, NY 10530	28,473,072	28.47%
William F. Cleave 65 S. Main Street Pennington, NJ 08534	28,473,072	28.47%
Digital Application Corp. 769 S.W. 104th St. Ste 2 Miami, FL 33156	8,053,856	8.05%
Directors and Officers as a group	56,946,144	56.95%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 28, 2010.  As of May 28, 2010, there were 100,000,000 shares of our company’s common stock issued and outstanding.

Change in Control

Upon closing of the transactions contemplated by the share exchange agreement on May 28, 2010, we issued 65,000,000 shares of our common stock to the former shareholders of Leeward Group, Inc. in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Leeward Group, Inc.

As of the closing date, the former shareholders of Leeward Group, Inc. held approximately 65% of the issued and outstanding common shares of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors, executive officers and key employees of our company. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our subsidiaries are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Kevin M. Coughlin	President/CEO, Chief Executive Officer, Chief Financial Officer and Director	44	May 28, 2010
William F. Cleave	Vice President, Chief Operational Officer, and Director	45	May 28, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Kevin M. Coughlin, President, Chief Executive Officer, and Director

Mr. Coughlin is the President and Chief Executive Officer of the company and Chairman of the Board.  Mr. Coughlin resides in Hartsdale New York.  Mr. Coughlin was one of the co-founders of Sangamon Associates, Inc. and Flagship Insurance Agency, Inc. the operating subsidiaries of the company.  He has worked in the insurance and industry for over 18 years, with the last 10 years primarily in insurance agency acquisitions.  Mr. Coughlin is a licensed life and health insurance broker.  Mr. Coughlin has a BS from Manhattan College and an MA from Fordham University.

William F. Cleave, Vice President, Chief Operational Officer, and Director

Mr. Cleave is the Senior Vice President and Chief Operating Officer of the company and a director of the board.  Mr. Cleave resides in Pennington, New Jersey.  Mr. Cleave was one of the co-founders of Sangamon Associates, Inc. and Flagship Insurance Agency, Inc. the operating subsidiaries of the Company.  He has worked in the insurance and industry for approximately  20 years, with the last 10 years primarily in reinsurance and risk management services.   Mr. Cleave is licensed as a property and casualty insurance agent or broker in 50 states and holds the commercial property casualty underwriter (“CPCU”) designation and Associate of Reinsurance (“ARe”) designation. Mr. Cleave has a BS from Bradley University.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.

Board and Committee Meetings

Our board of directors held no formal meetings, prior to the closing of the acquisition of Leeward. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business,  securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)           our principal executive officer;

(b)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2009; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2009, who we will collectively refer to as our named executive officers, of our company for the years ended December 31, 2009 and December 31, 2008, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin Coughlin President and CEO	2009 2008	$41,000 $ 6,000	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	$41,000 $ 6,000
William Cleave Vice President and COO	2009 2008	$62,190 $14,927	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	$62,190 $14,297

Other than as set out below, there are no compensatory plans or arrangements with respect to our directors, executive officers or key employees resulting from their resignation, retirement or other termination of employment or from a change of control.  The officers and directors of the company do not have an employment agreement.  Mr. Coughlin is paid a salary and commission on insurance policies he produces.  Mr. Cleave is paid a salary and commission on insurance policies he produces.

Outstanding Equity Awards at Fiscal Year-End

As at December 31, 2009, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended December 31, 2009.

Options Grants in the Year Ended December 31, 2009

During the year ended December 31, 2009, no stock options were granted to our executive officers and directors.

Aggregated Options Exercised in the Year Ended December 31, 2009  and Year End Option Values

There were no stock options exercised during the year ended December 31, 2009 and no stock options held by our executive officers at the end of the year ended December 31, 2009.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended December 31, 2009.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended December 31, 2009, we did not pay any compensation or grant any stock options to our directors.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

During the year ended December 31, 2009, the company incurred $103,190 of commissions and fees payable with companies in which officers and directors have ownership interest at the time the fees were incurred.

We currently act with two (2) directors, consisting of Kevin Coughlin and William Cleave.

We have determined that we do not have independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Our entire board of directors currently functions as our audit committee. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol “PCPZ.” The following quotations, obtained from Stockwatch, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)(3)
Quarter Ended	High	Low
May 31, 2010	$N/A(2)	$N/A(2)
February 28, 2010	$N/A(2)	$N/A(2)
November 30, 2009	$N/A(2)	$N/A(2)
August 31, 2009	$N/A(2)	$N/A(2)
May 31, 2009	$N/A(2)	$N/A(2)
February 28, 2009	$N/A(2)	$N/A(2)
November 30, 2008	$N/A(2)	$N/A(2)
August 31, 2008	$N/A(2)	$N/A(2)
(1)                Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2)                No trades occurred during this period.

(3)                Our common stock was quoted on the Over-the-Counter Bulletin Board on under the symbol “PCPL” until October 5, 2009 at which time the symbol was changed to “PCPZ”.

Our shares are issued in registered form. Signature Stock Transfer, Inc. PMB 317, 2220 Coit Road, Suite 480, Plano, TX 75075, Telephone: (972) 612-4120; Facsimile: (972) 612-4122 is the transfer agent for our common shares.

On May 28, 2010, the shareholders' list showed 37 registered shareholders and 23,010,225 shares issued immediately prior to the completion of the share exchange agreement.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years that have not been previously disclosed in a current or periodic report:

On May 28, 2010, we issued 11,989,775 common shares as compensation for services rendered to our company.  These shares were issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 28, 2010, we issued 65,000,000 shares of our common stock to the former shareholders of Leeward Group, Inc. a Delaware corporation, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Leeward Group, Inc.  These shares were issued to three U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001per share.

Common Stock

As of the closing of the share exchange agreement on May 28, 2010, there were 100,000,000 shares of our common stock issued and outstanding that are held by the stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $0.00001, for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares.

As of the date of this current report we have no preferred shares issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have no share purchase warrants outstanding.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 28, 2010, we issued 11,989,775 common shares as compensation for services rendered to our company.  These shares were issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 28, 2010, we issued 65,000,000 shares of our common stock to the former shareholders of Leeward Group, Inc. a Delaware corporation, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Leeward Group, Inc.  These shares were issued to three U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Upon closing of the transactions contemplated by the share exchange agreement on May 28, 2010, we issued 65,000,000 shares of our common stock to the former shareholders of Leeward Group, Inc. in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Leeward Group, Inc.

As of the closing date, the former shareholders of Leeward held 65% of the issued and outstanding common shares of our company.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 28, 2010, in connection with the closing of the share exchange agreement, new directors were appointed to our board of directors.  At the same time, Charles Payne and Stanley Chapman resigned as directors. The new directors are Kevin Coughlin and William Cleave.

Descriptions of business experience over the past five years and compensatory arrangements of the new directors and officers can be found in the sections entitled “Directors, Executive Officers, Promoters and Control Persons” and “Executive Compensation”.

ITEM 5.03 CHANGE IN FISCAL YEAR

On May 28, 2010, in connection with the closing of the share exchange agreement, we changed our fiscal year end to December 31st for accounting purposes.  Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31st fiscal year end of Leeward.  Such financial statements will depict the operating results of Leeward.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements for Leeward Group, Inc.

(b)	Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit Number	Description
(3)	Articles of Incorporation and By-laws
3.1	Articles of Incorporation (Incorporated by reference from our Registration Statement on Form SB-2 filed on August 27, 2007)
3.2	Bylaws (Incorporated by reference from our Registration Statement on Form SB-2 filed on August 27, 2007)
(10)	Material Contracts
10.1	Share Exchange Agreement dated May 28, 2010 with Leeward Group, Inc.
10.2	Agreement of Sale between Sangamon Associates, Inc., and Flagship Insurance, Inc.
10.3	Agreement of Sale between Leeward Group, Inc. and its wholly owned subsidiaries Sangamon Associates, Inc., Flagship Insurance Agency, Inc., and Brady-Rogers Inc.
10.4
Agreement of Sale between Leeward Group, Inc. and its wholly owned subsidiaries Sangamon Associates, Inc., Flagship Insurance Agency, Inc., and Waughtal - D. P. Domestic and International Insurance, LLC.

(99)	Additional Exhibits
99.1	Financial Statements for Leeward Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPLE SECURITY INTERNATIONAL INC.
/s/ Kevin Coughlin

By:  Kevin Coughlin
President, Chief Executive Officer,
Chief Financial Officer and Director

Date:  June 4, 2010